Exhibit 99.4

Financial Data

SBC Communications Inc.
Consolidated Statements of Income
Dollars in millions except per share amounts

Unaudited	Three Months Ended

	3/31/05	3/31/04	% Chg

Operating Revenues
Voice	$5,086	$5,213	-2.4%
Data	2,824	2,647	6.7%
Long-distance voice	901	749	20.3%
Directory advertising	946	962	-1.7%
Other	491	441	11.3%

Total Operating Revenues	10,248	10,012	2.4%

Operating Expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	4,397	4,227	4.0%

Selling, general and administrative	2,470	2,346	5.3%

Depreciation and amortization	1,825	1,923	-5.1%

Total Operating Expenses	8,692	8,496	2.3%

Operating Income	1,556	1,516	2.6%

Interest Expense	353	232	52.2%

Interest Income	109	116	-6.0%

Equity in Net Income (Loss) of Affiliates	(58)	592	—

Other Income (Expense) — Net	47	861	-94.5%

Income Before Income Taxes	1,301	2,853	-54.4%

Income Taxes	416	942	-55.8%

Income From Continuing Operations	885	1,911	-53.7%

Income From Discontinued Operations, net of tax	—	26	—

Net Income	$885	$1,937	-54.3%

Basic Earnings Per Share:
Income from Continuing Operations	$0.27	$0.58	-53.4%
Net Income	$0.27	$0.59	-54.2%
Weighted Average Common
Shares Outstanding (000,000)	3,303	3,308	-0.2%

Diluted Earnings Per Share:
Income from Continuing Operations	$0.27	$0.58	-53.4%
Net Income	$0.27	$0.58	-53.4%
Weighted Average Common
Shares Outstanding with Dilution (000,000)	3,315	3,323	-0.2%

Financial Data

SBC Communications Inc.
Statements of Segment Income
Dollars in millions

Unaudited
	Three Months Ended

Wireline	3/31/05	3/31/04	% Chg

Segment Operating Revenues
Voice	$5,086	$5,213	-2.4%
Data	2,824	2,647	6.7%
Long-distance voice	901	749	20.3%
Other	478	431	10.9%

Total Segment Operating Revenues	9,289	9,040	2.8%

Segment Operating Expenses
Cost of sales	4,182	4,021	4.0%

Selling, general and administrative Selling	1,662	1,663	-0.1%
General and administrative	621	520	19.4%

Selling, general and administrative	2,283	2,183	4.6%

Depreciation and amortization	1,798	1,898	-5.3%

Total Segment Operating Expenses	8,263	8,102	2.0%

Segment Income	$1,026	$938	9.4%

Cingular *

Segment Operating Revenues
Service revenues	$7,419	$3,583	—
Equipment sales	810	384	—

Total Segment Operating Revenues	8,229	3,967	—

Segment Operating Expenses
Cost of services and equipment sales	3,439	1,492	—
Selling, general and administrative	3,001	1,372	—
Depreciation and amortization	1,675	553	—

Total Segment Operating Expenses	8,115	3,417	—

Segment Operating Income	114	550	-79.3%

Other Income (Expense) — Net	(332)	(329)	-0.9%

Segment Income (Loss)	$(218)	$221	—

* Results reflect 100% of Cingular Wireless’ actual results

Directory

Segment Operating Revenues	$929	$938	-1.0%

Segment Operating Expenses
Cost of sales	241	228	5.7%

Selling, general and administrative
Selling	103	86	19.8%
General and administrative	99	96	3.1%

Selling, general and administrative	202	182	11.0%

Depreciation and amortization	2	3	-33.3%

Total Segment Operating Expenses	445	413	7.7%

Segment Operating Income	484	525	-7.8%

Equity in Net Income (Loss) of Affiliates	(1)	—	—

Segment Income	$483	$525	-8.0%

International

Segment Operating Revenues	$3	$5	-40.0%

Segment Operating Expenses	7	12	-41.7%

Segment Operating Income (Loss)	(4)	(7)	42.9%

Equity in Net Income of Affiliates	74	452	-83.6%

Segment Income	$70	$445	-84.3%

Financial Data

SBC Communications Inc.
Consolidated Balance Sheets
Dollars in millions except per share amounts

Unaudited	3/31/05	12/31/04

Assets
Current Assets
Cash and cash equivalents	$427	$760
Short-term investments	35	99
Accounts receivable — net of allowances for uncollectibles of $953 and $881	5,268	5,480
Prepaid expenses	904	746
Deferred income taxes	552	566
Other current assets	828	890

Total current assets	8,014	8,541

Property, plant and equipment — at cost	136,770	136,177
Less: accumulated depreciation and amortization	87,459	86,131

Property, Plant and Equipment — Net	49,311	50,046

Goodwill	1,768	1,625
Investments in Equity Affiliates	1,867	1,798
Investments in and Advances to Cingular Wireless	32,949	33,687
Other Assets	13,037	13,147

Total Assets	$106,946	$108,844

Liabilities and Stockholders’ Equity
Current Liabilities
Debt maturing within one year	$6,175	$5,734
Accounts payable and accrued liabilities	9,083	10,038
Accrued taxes	1,267	1,787
Dividends payable	1,066	1,065
Liabilities of discontinued operations	—	310

Total current liabilities	17,591	18,934

Long-Term Debt	20,937	21,231

Deferred Credits and Other Noncurrent Liabilities Deferred income taxes	15,380	15,621
Postemployment benefit obligation	9,233	9,076
Unamortized investment tax credits	182	188
Other noncurrent liabilities	3,219	3,290

Total deferred credits and other noncurrent liabilities	28,014	28,175

Stockholders’ Equity
Common shares issued ($1 par value)	3,433	3,433
Capital in excess of par value	12,726	12,804
Retained earnings	29,171	29,352
Treasury shares (at cost)	(4,332)	(4,535)
Additional minimum pension liability adjustment	(190)	(190)
Accumulated other comprehensive income	(404)	(360)

Total stockholders’ equity	40,404	40,504

Total Liabilities and Stockholders’ Equity	$106,946	$108,844

Financial Data

SBC Communications Inc.
Consolidated Statement of Cash Flows
Dollars in millions, increase (decrease) in cash and cash equivalents

Unaudited	Three Months Ended
	3/31/05	3/31/04

Operating Activities
Net income	$885	$1,937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,825	1,923
Undistributed earnings from investments in equity affiliates	74	(496)
Provision for uncollectible accounts	239	231
Amortization of investment tax credits	(6)	(8)
Deferred income tax expense	(37)	466
Net gain on sales of investments	(66)	(889)
Income from discontinued operations, net of tax	—	(26)
Retirement benefit funding	—	(232)
Changes in operating assets and liabilities:
Accounts receivable	(27)	150
Other current assets	(97)	(33)
Accounts payable and accrued liabilities	(1,469)	(986)
Other — net	(65)	(39)

Total adjustments	371	61

Net Cash Provided by Operating Activities	1,256	1,998

Investing Activities
Construction and capital expenditures	(1,050)	(936)
Investments in affiliates — net	596	—
Purchases of held-to-maturity securities	—	(79)
Maturities of held-to-maturity securities	64	130
Dispositions	73	2,179
Acquisitions	(169)	—
Proceeds from note repayment	37	50

Net Cash Provided by (Used in) Investing Activities	(449)	1,344

Financing Activities
Net change in short-term borrowings with original maturities of three months or less	761	—
Repayment of long-term debt	(572)	(142)
Issuance of treasury shares	47	63
Dividends paid	(1,066)	(1,034)

Net Cash Used in Financing Activities	(830)	(1,113)

Net increase (decrease) in cash and cash equivalents from continuing operations	(23)	2,229

Net increase (decrease) in cash and cash equivalents from discontinued operations	(310)	46

Net increase (decrease) in cash and cash equivalents	(333)	2,275

Cash and cash equivalents beginning of year	760	4,806

Cash and Cash Equivalents End of Year	$427	$7,081

SBC Communications Inc.
Supplementary Operating Data (Unaudited)

	Three Months Ended
	3/31/05	3/31/04	% Change
Switched Access Lines (000)
Retail Consumer — Primary	23,222	23,792	-2.4%
Retail Consumer — Additional	4,218	4,745	-11.1%
Retail Business	17,507	18,022	-2.9%

Retail	44,947	46,559	-3.5%

UNE-P	6,133	6,821	-10.1%
Resale	370	417	-11.3%

Wholesale	6,503	7,238	-10.2%

Coin[1]	418	459	-8.9%

Total Switched Access Lines (000)	51,868	54,256	-4.4%

Unbundled Loops (000)	1,502	1,603	-6.3%

Long Distance Lines in Service (000)	22,004	16,984	29.6%

DSL Lines in Service (000)	5,608	3,962	41.5%

Cingular Wireless[2]
Wireless Voice Customers (000)	50,369	24,618	—

Net Customer Additions (000)	1,419	554	—

M&A Activity, Partitioned Customers and Other Adjs.	(159)	37	—

POPs (000,000)	292	240	21.7%

[1]	Coin includes both retail and wholesale access lines.

[2]	Amounts represent 100% results of Cingular Wireless.